Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our reports dated (1) May 11, 2012 (August 21, 2012 as to the retrospective effects of the finalization of the accounting for the Grand River Gathering Company, LLC acquisition) relating to the consolidated financial statements of Summit Midstream Partners, LLC and the financial statements of Summit Midstream Partners, LLC Predecessor (which report expresses an unqualified opinion and includes an explanatory paragraph related to Summit Midstream Partners LLC’s acquisition of Grand River Gathering Company, LLC from Encana Corporation on October 27, 2011 and DFW Midstream Services LLC from Energy Future Holdings Corp., effective September 3, 2009) and (2) May 11, 2012 related to the balance sheet of Summit Midstream Partners, LP dated May 10, 2012, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas

August 21, 2012